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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                      *****

         FASHION SPC, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the certificate of Incorporation of FASHION SPC, INC. be amended by changing the First and Third Article thereof so that, as amended, said Article shall be and read as follows:

                  "FIRST: The name of the corporation is Charming Shoppes Receivables Corp."

                  "THIRD: The purposes for which this corporation is formed are:

                  (a) to purchase, own, acquire interests in, hold, sell, transfer and pledge accounts receivable ("Receivables") generated or acquired by entities affiliated with the Corporation; (b) to enter into and perform its obligations in accordance with an agreement that effectuates the purchase, ownership, acquisition, holding, sale, transfer or pledge of Receivables or an interest therein; (c) to dividend, loan or otherwise divest proceeds from Receivables and any other income as determined by the Corporation's Board of Directors, and (d) to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the General Corporation Law of the State of Delaware that are incidental to and necessary, suitable or convenient for the accomplishment of the purposes specified in the foregoing clauses (a), (b), or (c), except that the Corporation shall not incur any of the following types of indebtedness: (i) indebtedness for borrowed money other than to the extent incurred in transactions related to the financing of the Receivables; (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting

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                  principles, recorded as capital leases; and (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) and (ii) above."

                  SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                  THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said FASHION SPC, INC. has caused this certificate to be signed by Eric M. Specter its President, this 20th day of August, 1997.

                                                     FASHION SPC, INC.

                                                     By______________________
                                                      Eric M. Specter, President


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                          CERTIFICATE OF INCORPORATION

                                       OF

                                FASHION SPC, INC.

                  FIRST: The name of the corporation is FASHION SPC, INC.

                  SECOND: The registered office of the corporation is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address in The Corporation Trust Company.

                  THIRD: The purposes for which this corporation is formed are:

                  (a) to purchase, own, acquire interests in, hold, sell, transfer and pledge accounts receivable ("Receivables") generated or acquired by entities affiliated with the Corporation; (b) to enter into and perform its obligations in accordance with any agreement that effectuates the purchase, ownership, acquisition, holding, sale, transfer or pledge of Receivables or an interest therein; (c) to dividend, loan or otherwise divest proceeds from Receivables and any other income as determined by the Corporation's Board of Directors; and (d) to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the General Corporation Law of the State of Delaware that are incidental to and necessary, suitable or convenient for the accomplishment of the purposes specified in the foregoing clauses (a), (b) or (c), except that the Corporation shall. not incur any of the following types of indebtedness: (i) indebtedness for borrowed money; (ii) obligations evidenced by bonds, debentures, notes or other similar instruments;
(iii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iii) above.

         FOURTH: The corporation shall be authorized to issue 1000 shares of stock all of which are to be of one class and without par value.

         FIFTH: The name and mailing address of the incorporator is as follows:

         Name                               Address

         Kathleen H. Lieberman              450 Winks Lane


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                                            Bensalem, PA 18977

         SIXTH: Elections of directors need not be by written ballot, unless the bylaws so provide.

         SEVENTH: The original by-laws of the corporation shall be adopted by the initial incorporator named herein. Thereafter the board of directors shall have the power, in addition to the stockholders, to make, alter, or repeal the by-laws of the corporation.

         EIGHTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. The number of directors constituting the initial board of directors shall be three.

         (2) At all times, at least one of the directors of the Corporation shall be an Independent Director. Such Independent Director must also, at all times as he or she serves as a Director, be one of the executive officers of the Corporation. "Independent Director" shall mean a director of the Corporation who shall at no time be or have been, within the five year period preceding election, a director, officer or employee of the Corporation or any Affiliate of the Corporation and who shall at no time hold any beneficial interest in the Corporation or any beneficial interest in any Affiliate which beneficial interest in the Affiliate exceeds a market value of Ten Thousand Dollars. "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or
(ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. "Person" means an individual, a corporation (including a business trust), a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentally or political subdivision thereof.

         (3) Notwithstanding any of the foregoing, the Corporation will conduct its affairs in the following manner: (i) the Corporation's assets will not be commingled with the assets of any other Person; (ii) the Corporation will maintain corporate records and financial and accounting books and records separate from those of any other Person; and (iii) the Corporation shall pay from its assets all obligations and indebtedness of any kind incurred by the Corporation, and shall not pay from its assets any obligations or indebtedness of any other Person. If the Corporation shall share office facilities with Affiliates, the Corporation shall be obligated to pay a fair market rent for the space it occupies.


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         (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

         NINTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability,(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation's directors to the Corporation or its stockholders to the fullest extent permitted by Section 102 (b) (7) and 145 of the Delaware General Corporation Law, as amended from tine to time. The Corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from tine to time, each person that such Sections grant the Corporation the power to indemnify.

         TENTH: Subject to Article ELEVENTH of this Certificate of Incorporation, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation; provided however, that any action in respect of this Certificate of Incorporation that bears upon whether the separate corporate identity of the Corporation and its Affiliates (as defined in Article EIGHTH hereof) will be respected and the assets of the Corporation not consolidated with those of any Affiliate under applicable federal or state bankruptcy or insolvency law must receive the prior consent of the Independent Director (as defined in Article EIGHTH hereof).

         ELEVENTH: The corporation shall not, without the unanimous consent of all the directors including the consent of the Independent Director both in his or her capacity as a director and as an executive officer, (i) make an assignment for the benefit of creditors, (ii) file a petition in bankruptcy,
(iii) petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or for a substantial part of its property, (iv) commence any proceeding under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereinafter in effect, (v) consent or acquiesce in the filing of any such petition, application, proceeding or appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or any substantial part of its property,
(vi) except as required by law, admit its inability to pay its debts generally as they become due, or (vii) authorize any of the foregoing to


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be done or taken on behalf of the corporation. The corporation shall not, without the unanimous consent of all of the directors and the consent of any collateral agent holding a security interest in assets of the corporation, amend the provisions of either Article THIRD, Article EIGHTH or this Article ELEVENTH of this Certificate of Incorporation.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand and seal this 16th day of December, 1992.

                                                           ---------------------
                                                           Incorporator


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